EXHIBIT 23.1

U.S. HOME SYSTEMS, INC. ANNUAL REPORT ON FORM 10-K

FOR FISCAL YEAR ENDED DECEMBER 31, 2003

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated March 31, 2004, accompanying the consolidated financial statements included in the Annual Report of U.S. Home Systems, Inc. on Form 10-K for the year ended December 31, 2003. We hereby consent to the incorporation by reference of said report in the Registration Statements of U.S. Home Systems, Inc. on Form S-8 (File No. 333-96753) and on Form S-3 (File No. 333-63776).

/s/ GRANT THORNTON LLP

Dallas, Texas

March 31, 2004

EXHIBIT 23.1 - Page 1